Exhibit 10.48—Rescission Letter Agreement by and between the Company and Merchant Securities, LTD. regarding the Reg S Offering

EXHIBIT 10.48

RESCISSION LETTER REGARDING REG S OFFERING

LETTER AGREEMENT

        This Letter Agreement is made by and between Telegen Corporation (“Telegen”) and Pacific West Securities, Inc. (“Pac West”), dated as of December 14, 2000, as follows:

        1.  On March 29, 2000 Telegen completed an offering (the “Offering”) of 500,000 shares of its common stock, no par value (the “Shares”), at a per share offering price of $8.00, pursuant to Regulation S of the Securities Act of 1933, as amended (the “Act”), whereby Pac West acted as placement agent for such Offering pursuant to the terms and conditions of that certain Placement Agent Agreement, dated as of ________. The proceeds of the Offering are currently being held in escrow (the “Escrow”) by Preferred Bank, pursuant to the terms of that an certain escrow agreement.

        2.  Pursuant to the terms of the Offering, Telegen is required to satisfy the following two conditions prior to the proceeds being released from Escrow:

              (a)  Approval of the United States Bankruptcy Court for the Northern District of California (the “Court”) of Telegen’s Plan of Reorganization (the “Plan”), on or before June 30, 2000; and

              (b)  Cause a registration statement covering the Shares to be declared effective with the U.S. Securities and Exchange Commission (“SEC”) no more than 180 days after the confirmation of the Plan.

              In the event that either of these conditions has not been met, the Offering proceeds are required to be promptly returned to the respective subscriber without interest thereon or deduction therefrom.

        3.  The parties hereto acknowledge and agree that, although the Court ordered the confirmation of the Plan on June 28, 2000, Telegen will be unable to cause a registration statement covering the Shares to be declared effective with the SEC no more than 180 days after the confirmation of the Plan.

        4.  The parties hereto hereby amend the terms and conditions of the Offering as follows:

              (a)  The per share offering price is reduced from US$8.00 per share to US$3.25 per share of common stock, causing the number of shares of common stock subscribed to by each subscriber to increase by a factor of 2.4615384 (rounded up to the next whole share);

              (b)  On or before December 22, 2000, Telegen shall have filed with the SEC:

              (i)  a registration statement to register the Shares for public sale, pursuant to the Act,

              (ii)  its Annual Reports for fiscal years ended December 31, 1998 and 1999, respectively, on Form 10-K or 10-KSB, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

              (iii)  its Quarterly Reports for the fiscal quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, respectively, on Form 10-Q or 10-QSB, pursuant to the Exchange Act, and

              (iv)  its Current Reports on Form 8-K, pursuant to the Exchange Act;

              (c)  On December 22, 2000, provided that each of the foregoing filings has occurred, all of the Offering proceeds held in Escrow, plus all interest accrued thereon, shall be released to Telegen. If any of the foregoing filings has not been made on or prior to December 22, 2000, all of the Offering proceeds held in Escrow shall be returned to the subscribers without interest or deduction;

              (d)  Telegen shall use its best efforts to cause its common stock to be quoted on the OTC Bulletin Board on or before January 9, 2001; and

              (e)  Telegen acknowledges that it is currently “in registration” (i.e., it is in the process of preparing and filing a registration statement with the SEC), has entered what is commonly referred to as the “quiet period” pursuant to the U.S. securities laws, and therefore is subject to the “gun jumping” regulations of the SEC. Nonetheless, Telegen believes that it is important to its business to attend the CES trade show in January 2001. Telegen shall use its good faith efforts to comply with the “gun jumping” regulations, and shall engage U.S. securities counsel to advise it in its efforts to comply with such regulations. Furthermore, Telegen shall engage U.S. securities counsel to accompany Telegen’s officers at the CES trade show in order to provide on-site advice to assist Telegen in its good faith efforts to comply with the “gun jumping” regulations.

              (f)   Telegen further agrees that, if the SEC determines that Telegen has committed a material violation of the “gun jumping” regulations and if, as a result of this material violation, the SEC cancels Telegen’s registration statement before it is declared effective by the SEC, then subscribers to this Offering may elect to have their full investment refunded with no deduction or interest within 15 days of election.

        5.  On or before December 18, 2000, the parties hereto shall cause a Rescission Offer, substantially in the form attached hereto as Exhibit A, to be given to each subscriber of the Offering, which shall allow such subscriber the opportunity to rescind its subscription of the Shares as specifically set forth in such Rescission Offer.

        6.  The parties hereto hereby acknowledge and agree that they will at any time, and from time to time, promptly execute and deliver all further instruments, documents, and agreements, as well as all amendments or modifications thereof, and shall take all further actions that are reasonably necessary in order fully to effectuate the purpose of this Letter Agreement and the Rescission Offer.

        IN WITNESS WHEREOF, the undersigned have executed or caused a duly authorized officer or representative to execute the Letter Agreement, all as of the date first above written.

TELEGEN CORPORATION	PACIFIC WEST SECURITIES, INC.
/s/ WILLIAM M SWAYNE

William M. Swayne, II President	Lorretta Elderkin President

EXHIBIT A
RESCISSION OFFER